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                                 Exhibit 4.4
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                             CORE INDUSTRIES INC
                       1988 Employee Stock Option Plan

1.  DEFINITIONS:  As used herein, the following definitions shall apply:

    (a) "Plan" shall mean this Core Industries Inc 1988 Employee Stock Option Plan.

    (b) "Committee" shall mean (i) a committee meeting the standards of Rule 16b-3 of the Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any similar successor rule, appointed by the Board of Directors of the Corporation to administer the Plan or, (ii) if no such committee is appointed, the Board of Directors of the Corporation as a whole, provided that a majority of the members of the Board are "disinterested persons" within the meaning of Rule 16b-3.

    (c) "Corporation" shall mean Core Industries Inc, a Nevada corporation, or any successor thereof.

    (d) "Participant" shall mean any individual designated by the Committee under Paragraph 6, for participation in the Plan.

    (e) "Nonqualified Option" shall mean an option to purchase Common Stock of the Corporation which meets the requirements set forth in the Plan but does not meet the definition of an incentive stock option set forth in Section 422A of the Internal Revenue Code of 1986, as amended (the "Code").

    (f) "Incentive Option" shall mean an option to purchase Common Stock of the Corporation which meets the requirements set forth in the Plan and also meets the definition of an incentive stock option set forth in Section 422A of the Code.

        2. PURPOSE OF PLAN: The purpose of the Plan is to provide key employees (including officers who are also key employees), of the Corporation and its subsidiaries with an increased incentive to make significant and extraordinary contributions to the long-term performance and growth of the Corporation and its subsidiaries, to join the interests of key employees with the interests of the stockholders of the Corporation, and to facilitate attracting and retaining key employees of exceptional ability. For purposes of the Plan, a "subsidiary" is any corporation in which the Corporation owns, directly or indirectly, stock possessing more than fifty percent of the combined voting power of all classes of stock.

        3. ADMINISTRATION: The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee shall determine, from those eligible to be Participants under the Plan, the persons to be granted stock options, the amount of stock to be optioned to each such person, and the terms and conditions of any stock options. Subject to the provisions of the Plan, the Committee is authorized to interpret the Plan, to promulgate, amend and rescind rules and regulations relating to the Plan and to make all other determinations necessary or advisable for its administration. Interpretation and construction of any provision of the Plan by the Committee shall be final and conclusive. Acts approved by a majority of the members present at any meeting at which a quorum is present, or acts unanimously approved in writing by the Committee, shall be the acts of the Committee.

        4. INDEMNIFICATION OF COMMITTEE MEMBERS: In addition to such other rights of indemnification as they may have, the members of the Committee shall be indemnified by the Corporation against the reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they

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or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Corporation) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member has acted in bad faith: provided, however, that within sixty (60) days after receipt of notice of institution of any such action, suit or proceeding a Committee member shall offer the Corporation in writing the opportunity, at its own cost, to handle and defend the same.

        5. MAXIMUM NUMBER OF SHARES SUBJECT TO PLAN: The maximum number of shares with respect to which stock options may be granted under the Plan shall be 350,000 shares in the aggregate of Common Stock of the Corporation, which may consist in whole or in part of the authorized and unissued or reacquired Common Stock of the Corporation. If a stock option expires or terminates for any reason without having been fully exercised, the number of shares with respect to which the stock option was not exercised at the time of its expiration or termination shall again become available for the grant of stock options under the Plan, unless the Plan shall have been terminated.

        The number of shares subject to each outstanding stock option, the option price with respect to outstanding stock options, and the aggregate number of shares remaining available under the Plan shall be subject to such adjustment as the Committee, in its discretion, deems appropriate to reflect such events as stock dividends, stock splits, recapitalizations, mergers, consolidations or reorganizations of or by the Corporation; provided, however, that no fractional shares shall be issued pursuant to the Plan, no rights may be granted under the Plan with respect to fractional shares, and any fractional shares resulting from such adjustments shall be eliminated from any outstanding stock option.

        6. PARTICIPANTS: The Committee shall determine and designate from time to time, in its sole discretion, those key employees of the Corporation or any subsidiary to receive stock options, who in the judgment of the Committee are or will become responsible for the direction and financial success of the Corporation or any subsidiary. For the purposes of the Plan, key employees shall include officers who are also key employees.

        7. WRITTEN AGREEMENT: Each stock option shall be evidenced by a written agreement and shall contain such provisions as may be approved by the Committee. Such agreements shall constitute binding contracts between the Corporation and the Participant, and every Participant, upon acceptance of such agreement, shall be bound by the terms and restrictions of the Plan and of such agreement. The terms of each such agreement shall be in accordance with the Plan, but the agreements may include such additional provisions and restrictions determined by the Committee, provided that such additional provisions and restrictions are not inconsistent with the terms of the Plan.

        8. ALLOTMENT OF SHARES: The Committee shall determine and fix the number of shares of stock with respect to which a Participant may be granted stock options; provided, however, that no Incentive Option may be granted under the Plan to any one Participant which would result in the aggregate fair market value, determined as of the date the option is granted, of underlying stock with respect to which incentive stock options are exercisable for the first time by such Participant during any calendar year under any plan maintained by the Corporation (or any parent or subsidiary corporation of the Corporation) exceeding $100,000.

        9. STOCK OPTIONS: Subject to the terms of the Plan, the Committee may grant to Participants either Incentive Options, Nonqualified Options or any combination thereof. Each option granted under

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the Plan shall designate the number of shares covered thereby, if any, with respect to which the option is an Incentive Option, and the number of shares covered thereby, if any, with respect to which the option is a Nonqualified Option.

        10. STOCK OPTION PRICE: Subject to the rules set forth in this Paragraph 10, at the time any stock option is granted, the Committee shall establish the price per share for which the shares covered by the option may be purchased. Such option price shall not be less than 100% of the fair market value of the stock on the date on which such option is granted; provided, however, that with respect to an Incentive Option granted to an employee who at the time of the grant owns (after applying the attribution rules of Section 425(d) of the Code) more than 10% of the total combined voting stock of the Corporation or of any parent or subsidiary, the option price shall not be less than 110% of the fair market value of the stock on the date such option is granted. Fair market value of a share shall be determined by the Committee by taking the mean between the highest and lowest quoted selling prices of the Corporation's Common Stock on any exchange or other market on which the shares of Common Stock of the Corporation shall be traded on such date. If no shares of the Corporation's Common Stock shall be traded on such date, the fair market value shall mean the average between the highest and lowest quoted selling prices on the next preceding date on which any sales of the Corporation's Common Stock shall have occurred.

        11. PAYMENT OF STOCK OPTION PRICE: To exercise in whole or in part any stock option granted hereunder, payment of the option price in full, in cash or, with the consent of the Committee, in Common Stock of the Corporation, shall be made by the Participant for all shares so purchased. No Participant shall have any of the rights of a stockholder of the Corporation under any stock option until the actual issuance of shares to said Participant, and prior to such issuance no adjustment shall be made for dividends, distributions or other rights in respect of such shares, except as provided in Paragraph 5.

        12. GRANTING AND EXERCISE OF STOCK OPTIONS: Each stock option granted hereunder shall be exercisable at any such time or times or in any such installments as may be determined by the Committee at the time of the grant.
In addition, the aggregate fair market value (determined at the time the option is granted) of the stock with respect to which Incentive Options are exercisable for the first time by a Participant during any calendar year shall not exceed $100,000.

        A Participant may exercise a stock option, if then exercisable, in whole or in part by delivery to the Corporation of written notice of the exercise, in such form as the Committee may prescribe, accompanied by (i) full payment for the shares with respect to which the stock option is exercised, in cash or, in the sole discretion of the Committee, in Common Stock of the Corporation or (ii) in the sole discretion of the Committee, irrevocable instructions to a stockbroker to promptly deliver to the Corporation full payment for the shares with respect to which the stock option is exercised from the proceeds of the stock broker's sale of or loan against the shares. Except as provided in Paragraph 16, stock options granted to a Participant may be exercised only while the Participant is an employee of the Corporation or a subsidiary.

        Successive stock options may be granted to the same Participant, whether or not the stock option(s) previously granted to such Participant remain unexercised. A Participant may exercise a stock option, if then exercisable, notwithstanding that stock options previously granted to such Participant remain unexercised.

        13. NON-TRANSFERABILITY OF STOCK OPTIONS: No stock option granted under the Plan to a Participant shall be transferable by such Participant otherwise than by will, or by the laws of descent and distribution, and stock options shall be exercisable, during the lifetime of the Participant, only by the Participant.

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        14.  TERM OF STOCK OPTIONS:  If not sooner terminated, each stock option granted hereunder shall expire not more than 10 years from the date of the granting thereof; provided, however, that with respect to an Incentive Option granted to a Participant who, at the time of the grant, owns (after applying the attribution rules of Section 425(d) of the Code) more than 10% of the total combined voting stock of all classes of stock of the Corporation or of any parent or subsidiary, such option shall expire not more than five (5) years after the date of granting thereof.

        15. CONTINUATION OF EMPLOYMENT: Each stock option granted hereunder shall not be exercisable unless and until the Participant remains in the employ of the Corporation or any subsidiary of the Corporation for one year following the date of granting of such stock option, unless the Committee, in its discretion, waives such requirement. The Committee may require, in its discretion, that any Participant under the Plan to whom a stock option shall be granted shall agree in writing as a condition of the granting of such stock option to remain in the employ of the Corporation or a subsidiary for a longer designated minimum period from the date of the granting of such stock option as shall be fixed by the Committee.

        16. TERMINATION OF EMPLOYMENT: No option granted hereunder may be exercised after a Participant's termination of employment, unless such termination of employment is due to the Participant's death or permanent disability, in which event the option may be exercised for up to one year following the Participant's termination of employment for such reason, or unless such termination of employment is effected by the Corporation, in which event the option may be exercised for up to three months following the Participant's termination of employment for such reason, or unless such termination of employment is due to the retirement of a Participant who is then 55 years of age or older and who shall have been employed by the Corporation or a subsidiary for at least 10 consecutive years, in which event any Incentive Option may be exercised for up to three months following the Participant's termination of employment for such reason and any Nonqualified Option may be exercised for until the later of (i) three months following such retirement or
(ii) the next following January 31. In no event, however, shall a stock option be exercisable subsequent to its expiration date and, furthermore, a stock option may only be exercised after termination of a Participant's employment to the extent exercisable on the date of termination of employment.

        17. INVESTMENT PURPOSE: If the Committee in its discretion determines that as a matter of law such procedure is or may be desirable, it may require a Participant, upon any acquisition of stock hereunder and as a condition to the Corporation's obligation to deliver certificates representing such shares, to execute and deliver to the Corporation a written statement, in form satisfactory to the Committee, representing and warranting that the Participant's acquisition of shares of stock shall be for such person's own account, for investment and not with a view to the resale or distribution thereof and that any subsequent offer for sale or sale of any such shares shall be made either pursuant to (a) a Registration Statement on an appropriate form under the Securities Act of 1933, as amended (the "Securities Act"), which Registration Statement has become effective and is current with respect to the shares being offered and sold, or (b) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption the Participant shall, prior to any offer for sale or sale of such shares, obtain either the Corporation's approval or a favorable written opinion from counsel for or approved by the Corporation as to the availability of such exemption. The Corporation may endorse an appropriate legend referring to the foregoing restriction upon the certificate or certificates representing any shares issued or transferred to the Participant under this Plan.

        18. RIGHTS TO CONTINUED EMPLOYMENT: Nothing contained in the Plan or in any stock option granted pursuant to the Plan, nor any action taken by the Committee hereunder, shall confer upon any

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Participant any right with respect to continuation of employment with the
Corporation or a subsidiary nor interfere in any way with the right of the Corporation or a subsidiary to terminate such person's employment at any time.

        19. WITHHOLDING PAYMENTS: If upon the exercise of a Nonqualified Option or upon a disqualifying disposition (within the meaning of Section 422A of the Code) of shares acquired upon exercise of an Incentive Option, there shall be payable by the Corporation or a subsidiary any amount for income tax withholding, in the Committee's sole discretion, either the Corporation shall appropriately reduce the amount of stock or cash to be paid to the Participant or the Participant shall pay such amount to the Corporation or subsidiary to reimburse it for such income tax withholding. The Committee may, in its sole discretion, permit Participants to satisfy such withholding obligations in whole or in part, by electing to have the amount of Common Stock delivered or deliverable by the Corporation upon exercise of a stock option appropriately reduced, or by electing to tender Common Stock back to the Corporation subsequent to exercise of a stock option, to reimburse the Corporation or a subsidiary for such income tax withholding, subject to such rules and regulations as the Committee may adopt. The Committee may make such other arrangements with respect to income tax withholding as it shall determine.

        20. EFFECTIVENESS OF PLAN: The Plan shall be effective on the date the Board of Directors of the Corporation adopts the Plan, provided that the stockholders of the Corporation approve the Plan within 12 months of its adoption by the Board of Directors. Stock options may be granted prior to stockholder approval of the Plan, but each such stock option grant shall be subject to stockholder approval of the Plan. No stock option may be exercised prior to stockholder approval.

        21. TERMINATION, DURATION AND AMENDMENTS OF PLAN: The Plan may be abandoned or terminated at any time by the Board of Directors of the Corporation. Unless sooner terminated, the Plan shall terminate on the date ten years after its adoption by the Board of Directors, and no stock options may be granted thereafter. The termination of the Plan shall not affect the validity of any stock option outstanding on the date of termination.

        For the purpose of conforming to any changes in applicable law or governmental regulations, or for any other lawful purpose, the Board of Directors shall have the right, with or without approval of the stockholders of the Corporation, to amend or revise the terms of the Plan at any time; provided, however, that no such amendment or revision shall (i) increase the maximum number of shares in the aggregate which are subject to the Plan (subject, however, to the provisions of Paragraph 5), change the class of persons eligible to be Participants under the Plan or materially increase the benefits accruing to Participants under the Plan, without approval or ratification of the stockholders of the Corporation; or (ii) change the stock option price (except as contemplated by Paragraph 5) or alter or impair any stock option which shall have been previously granted under the Plan, without the consent of the holder thereof.

        22. STOCK APPRECIATION RIGHTS: Upon exercise of an option by a Participant, the Committee may grant stock appreciation rights to such Participant in conjunction with any stock options granted under the Plan. A stock appreciation right granted in conjunction with a stock option shall be an alternative right wherein the exercise of the stock option terminates the stock appreciation right to the extent of the number of shares purchased upon exercise of the stock option and, correspondingly, the exercise of the stock appreciation right terminates the stock option to the extent of the number of shares with respect to which the stock appreciation right is exercised; provided, however, that a stock appreciation right may not be granted in conjunction with an Incentive Option under circumstances in which the

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exercise of the stock appreciation right affects the right to exercise the
Incentive Option or vice versa, unless the stock appreciation right, by its terms, meets all of the following requirements:

     (a) The stock appreciation right will expire no later than the Incentive Option;

     (b) The stock appreciation right may be for no more than the difference between the option price of the Incentive Option and the fair market value of the shares subject to the Incentive Option at the time the stock appreciation right is exercised;

     (c) The stock appreciation right is transferable only when the Incentive Option is transferable, and under the same conditions;

     (d) The stock appreciation right may be exercised only when the Incentive Option is eligible to be exercised; and

     (e) The stock appreciation right may be exercised only when the fair market value of the shares subject to the Incentive Option exceeds the option price of the Incentive Option.

        Upon exercise of a stock appreciation right, a Participant shall be entitled to receive, without payment to the Corporation (except for applicable withholding taxes), an amount equal to the excess of or, in the sole discretion of the Committee, a portion of the excess of (i) the then aggregate fair market value of the number of shares with respect to which the Participant exercises the stock appreciation right, over (ii) the aggregate option price of such number of shares. This amount shall be payable by the Corporation, in the sole discretion of the Committee, in cash, in shares of Common Stock of the Corporation or any combination thereof.

        If a Participant who is granted a stock appreciation right is a person who is regularly required to report his ownership and changes in ownership of Common Stock of the Corporation to the Securities and Exchange Commission and is subject to short-swing liability under the provisions of Section 16(b) of the Exchange Act, then any election to exercise as well as any actual exercise of his stock appreciation right shall be made only during the period beginning on the third business day and ending on the twelfth business day following the release for publication by the Corporation of quarterly or annual summary statements of sales and earnings. Notwithstanding anything contained in the Plan to the contrary, stock appreciation rights shall always be granted and exercised in such a manner as to conform to the provisions of Rule 16b-3(e), or any replacement rule, adopted pursuant to the provisions of the Exchange Act.

        As adopted by the Board of Directors on November 15, 1988.








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